                                                                    Exhibit 21.1





                         SUBSIDIARIES OF THE REGISTRANT

                                                              STATE OF
          NAME                                              INCORPORATION
          ----                                              -------------
Landair Transport, Inc.                                       Tennessee
Landair Transportation Properties, Inc.                       Tennessee
Volunteer Adjustment, Inc.                                    Tennessee